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                                                                    Exhibit 10.5


                                                           Loan No.: 0012744-001

                                 PROMISSORY NOTE

                                  (FIXED RATE)


         (7135 Centennial Place, Nashville, Davidson County, Tennessee)


$10,150,000.00                                                September 29, 2005


                  FOR VALUE RECEIVED, WESTERN EXPRESS, INC., a Tennessee corporation ("Borrower"), promises to pay to the order of GE COMMERCIAL FINANCE BUSINESS PROPERTY CORPORATION, a Delaware corporation ("Payee"; Payee and any subsequent holder of this Promissory Note (this "Note") being referred to herein as "Holder"), at Payee's office at 10900 Northeast Fourth Street, Suite 500, Bellevue, Washington 98004, attention: Middle Market Risk, or at such other address as Holder may from time to time designate in writing, the principal sum of Ten Million One Hundred Fifty Thousand and no hundredths Dollars ($10,150,000.00) together with interest from the date the proceeds of the loan (the "Loan") evidenced by this Note are initially disbursed (including, without limitation, disbursement into an escrow for the benefit of Borrower) until Maturity (as defined below) on the principal balance from time to time remaining unpaid hereon at the rate of six and ninety-five hundredths percent (6.95%) per annum (computed on the basis of a 360-day year consisting of twelve (12) consecutive thirty (30)-day months) in installments as follows: (i) interest only in advance at the rate of $1,959.51 per day shall be due and payable on the date the proceeds of the Loan are initially disbursed to or for the benefit of Borrower for the period from the date of such disbursement to and including the last day of the month during which such disbursement occurs, and (ii) two hundred thirty-nine (239) installments of principal and interest in the amount of $78,388.50 each shall be payable commencing on November 1, 2005, and continuing on the first day of each and every succeeding month until October 1, 2025 ("Maturity"), at which time all then unpaid principal and interest hereon shall be due and payable.

                  All payments of the principal and interest on this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts.

                  Borrower shall authorize and make such arrangements as may be necessary to enable Holder to obtain payments due under this Note and the other Loan Documents through the automated clearing house system ("ACH System"). Such authorizations and arrangements shall include, without limitation, establishing and maintaining an account with a commercial bank that is a member of the ACH System and entering into an ACH System agreement with Holder.

                  If any payment (other than the final, balloon payment, if any) shall not be received by Holder within fifteen (15) days after its due date, Borrower shall pay an additional charge equal to five percent (5.00%) of the delinquent payment or the highest additional charge permitted by law, whichever is less. A late charge of $1,000.00 will be assessed with respect to any delinquent balloon payment.

                  Upon payment of a "Prepayment Fee" (as described below), Borrower shall have the right to prepay all, but not less than all, of the outstanding balance of this Note on any regularly scheduled principal and interest payment date. The Prepayment Fee shall be equal to the greater of one percent (1.0%) of the outstanding principal balance, or the positive difference, if any, between (i) the present value as of the date of prepayment of all scheduled future installments of principal and interest due under this Note and
(ii) the outstanding principal balance of this Note on the date of prepayment. All present values shall be calculated using a discount rate equal to the weekly average yield reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 [519] as of the Friday immediately preceding the week in which the prepayment is made for U.S. Treasury Constant Maturities having a maturity equal to the remaining average life (rounded to the nearest published maturity) of the Loan. If the Federal


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Reserve Board ceases to publish Statistical Release H.15 [519], then the weekly average yield for U.S. Treasury Constant Maturities will be determined from another source designated by Holder in its sole discretion. For repayments made during the last 90 days prior to Maturity, no Prepayment Fee shall apply, unless an Event of Default shall have occurred and remains uncured.

                  If Holder at any time accelerates this Note after an Event of Default (defined below), then Borrower shall be obligated to pay the Prepayment Fee in accordance with the foregoing schedule. The Prepayment Fee shall not be payable in the case of an assumption of the Loan (if permitted by Holder pursuant to the terms of the Security Instrument (as hereinafter defined)), nor with respect to condemnation awards or insurance proceeds from fire or other casualty which Holder applies to prepayment, nor with respect to Borrower's prepayment of the Note in full during the last 90 days of the term of this Note unless an Event of Default has occurred and remains uncured. Borrower expressly acknowledges that such Prepayment Fee is not a penalty but is intended solely to compensate Holder for the loss of its bargain and the reimbursement of internal expenses and administrative fees and expenses incurred by Holder.

                  The Loan is secured, in part, by a certain Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement, and Fixture Filing (the "Security Instrument") covering the real property and other assets (the "Property") described therein, and by certain other documents executed and delivered in connection herewith (this Note, the Security Instrument and such other documents are collectively called the "Loan Documents").

                  Subject to the exceptions described below, Holder shall not seek any deficiency judgment against Borrower, it being understood and agreed that Borrower shall not have any personal liability for the payment of the indebtedness evidenced by the loan documents executed or delivered in connection with this Note (the "Loan Documents"), and such indebtedness shall be considered limited recourse to the Borrower.

                  The foregoing notwithstanding, Holder shall have full recourse against Borrower for the full payment of (i) any Prepayment Fee due under this Note; (ii) taxes, insurance premiums, and other amounts advanced by Holder to protect the collateral described in the Security Instrument; and (iii) all attorney's fees or other costs of collection incurred by Holder pursuant to any of the Loan Documents. In addition, Holder shall have full recourse against Borrower for the full payment of all indebtedness evidenced by the Loan Documents in the event that any of the following occur: (i) Borrower has committed fraud in any of the documents executed in connection with the indebtedness evidenced by the Loan Documents or in any materials submitted to Holder or any other party in connection therewith; or (ii) Borrower has intentionally misrepresented material facts with respect to Borrower or with respect to the nature, status or history of the Property.

                  In addition, Holder shall have full recourse against Borrower for any losses, damages, costs and expenses arising out of or in connection with the occurrence of any of the following: (i) Borrower misapplies or fails to remit to Holder in accordance with the terms of the Loan Documents any insurance proceeds or any condemnation proceeds involving the Property; (ii) Borrower fails to remit to Holder after an Event of Default (as hereinafter defined) an amount equal to rents, issues, profits, revenues, income or proceeds of the Property which either are in Borrower's possession or control as of the date of an Event of Default or are thereafter received by Borrower or by any third party on behalf of Borrower; (iii) Borrower collects advance rents in violation of any provision of the Loan Documents; (iv) Borrower misapplies any security deposit; or (v) Borrower breaches its obligations under any lease of the Property (or any part thereof).

                  In addition, nothing contained herein shall: (i) be deemed to be a release or impairment of any part of the indebtedness evidenced by this Note or of the lien created by the Security Instrument; (ii) limit or otherwise prejudice in any way the rights of Holder to enforce any of its rights and remedies under this Note or under the Security Instrument, including, if necessary, naming Borrower as a defendant in any suit, action or proceeding;
(iii) limit the right of Holder to proceed against Borrower for the Prepayment Fee; (iv) limit the right of Holder to proceed and recover a personal judgment against any



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person or entity receiving funds from Borrower in connection with acts specified in the preceding paragraph of this Note; (v) limit the liability of Borrower (or any other party) under the Environmental Indemnity Agreement Regarding Hazardous Substances executed in favor of Holder; or (vi) limit the liability of any guarantor of the Borrower's obligations owing to Holder.

                  Each of the following shall constitute an Event of Default ("Event of Default") hereunder and under the Security Instrument:

                  (a) Failure of Holder to receive any payment of principal, interest, or Prepayment Fee upon this Note when due, and such failure shall continue for ten (10) days after written notice is given by Holder to Borrower of the same; or

                  (b) The occurrence of an "Event of Default" as defined in any Loan Document (other than this Note).

                  Upon the occurrence of any Event of Default, Holder shall have the option to declare the entire amount of principal and interest due under this
Note immediately due and payable without notice or demand, and Holder may exercise any of its rights under this Note and any document executed or delivered herewith. After acceleration or Maturity, Borrower shall pay interest on the outstanding principal balance of this Note at the rate of fifteen percent (15.00%) per annum or the maximum interest rate permitted by law, whichever is less (the "Default Rate").

                  If this Note is placed in the hands of an attorney for collection, Borrower shall pay reasonable attorneys' fees and costs incurred by Holder in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, reasonable attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

                  This Note shall be governed and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed therein (excluding choice-of-law principles). Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Tennessee in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

                  This Note is given in a commercial transaction for business purposes.

                  This Note may be declared due prior to its expressed Maturity, all in the events, on the terms, and in the manner provided for in the Security Instrument.

                  Borrower and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices except those for which the Loan Documents expressly provide, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Holder shall not be required to first institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Holder with any person now or hereafter liable for the payment of this Note, even if Borrower is not a party to such agreement.



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                  All agreements between Borrower and Holder, whether now
existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holder exceed the maximum amount permissible under the applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum amount permissible under applicable law, the interest payable to Holder shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the outstanding principal balance hereof, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. Holder expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. This paragraph shall control all agreements between Borrower and Holder.

                  WAIVER OF JURY TRIAL. BORROWER AND PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE ANY AND ALL RIGHTS THAT EACH PARTY TO THIS NOTE MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF TENNESSEE, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING. BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.


                  TIME IS OF THE ESSENCE HEREUNDER.

                  IN WITNESS WHEREOF, Borrower has executed or caused this Note to be executed by its duly authorized officer under seal as of the year and day first written above.


                                       BORROWER:

                                       WESTERN EXPRESS, INC.,
                                       a Tennessee corporation


                                       By: /s/ Richard L. Prickett, Jr.
                                           -------------------------------------
                                           Richard L. Prickett, Jr.,
                                           Chief Financial Officer

                                                                          [SEAL]



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